Exhibit 8.1

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

August 20, 2019

Brookfield Property Partners L.P.

73 Front Street

5th Floor

Hamilton HM 12, Bermuda

Re:                             United States Federal Income Tax Opinion

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Brookfield Property Partners L.P., a Bermuda exempted limited partnership (“BPY”), in connection with the offering of 6.375% Class A Cumulative Redeemable Perpetual Preferred Units, Series 2, of BPY. We have been asked to render our opinion as to certain U.S. tax matters disclosed in the prospectus supplement, dated August 13, 2019 (the “Prospectus Supplement”), filed by BPY with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Act”). Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus Supplement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Prospectus Supplement;

(ii)                                  the Limited Partnership Agreement in Respect of Brookfield Income Property Partners L.P., a Bermuda limited partnership, dated January 3, 2012, between 1648285 Alberta ULC, an Alberta unlimited liability company (“1648285 Alberta ULC”), and Brookfield Asset Management Inc., an Ontario corporation (“BAM”);

(iii)                               the Amended and Restated Limited Partnership Agreement of BPY, dated April 10, 2013, among 1648285 Alberta ULC, BAM, and each person admitted to BPY as a limited partner in accordance with the provisions of such agreement;

(iv)                              the Second Amended and Restated Limited Partnership Agreement of BPY, dated August 8, 2013, among Brookfield Property Partners Limited, a Bermuda exempted limited company (the “BPY General Partner”), and each person admitted to BPY as a limited partner in accordance with the provisions of such agreement, as amended (the “BPY Limited Partnership Agreement”);

(v)                                 the Amended and Restated Limited Partnership Agreement of Brookfield Property L.P., a Bermuda limited partnership (the “Property Partnership”), dated April 10, 2013, among Brookfield Property GP L.P., a Bermuda limited partnership, BPY, and each person admitted to the Property Partnership as a limited partner in accordance with the provisions of such agreement;

(vi)                              the Second Amended and Restated Limited Partnership Agreement of the Property Partnership, dated August 8, 2013, among Brookfield Property Special L.P., a Bermuda limited partnership previously named “Brookfield Property GP L.P.” (the “Property Special LP”), BPY, BAM, BPY I L.P., a Manitoba limited partnership, BPY II L.P., a Manitoba limited partnership, Brookfield US Corporation, a Delaware corporation, and each person admitted to the Property Partnership as a limited partner in accordance with the provisions of such agreement, as amended;

(vii)                           the Third Amended and Restated Limited Partnership Agreement of the Property Partnership, dated August 27, 2018, among BPY, the Property Special LP, Qatar Investment Authority, an independent arm of the Qatari government, BPG Holdings I L.P., an Ontario limited partnership, BPG Holdings II L.P., an Ontario limited partnership, BPG Holdings III L.P., an Ontario limited partnership, BPG Holdings IV L.P., an Ontario limited partnership, BPG Holdings Alberta L.P., an Ontario limited partnership, BPG Investment Holdings L.P., an Ontario limited partnership, BPG Finance Investor L.P., an Ontario limited partnership, BPGUSH L.P. (Ontario), an Ontario limited partnership, BPY I L.P., Brookfield International Limited, an Ontario corporation, Brookfield US Corporation, Brookfield Property Group Holdings S.à.r.l., a Luxembourg société à responsabilité limitée, BPG Holdings Group (US) Holdings Inc., an Ontario corporation, and each person admitted to the Property Partnership as a limited partner in accordance with the provisions of such agreement, as amended;

(viii)                        the Fourth Amended and Restated Limited Partnership Agreement of the Property Partnership, dated February 20, 2019, among BPY, the Property Special LP, Qatar Investment Authority, BPG Holdings I L.P., BPG Holdings II L.P., BPG Holdings III L.P., BPG Holdings IV L.P., BPG Holdings Alberta L.P., BPG Investment Holdings L.P., BPG Finance Investor L.P., BPGUSH L.P. (Ontario), BPY I L.P., Brookfield International Limited, Brookfield US Corporation, Brookfield US Holdings Inc., an Ontario corporation, BPG Holdings Group (US) Holdings Inc., and each person admitted to the Property Partnership as a limited partner in accordance with the provisions of such agreement, as amended (the “Property Partnership Limited Partnership Agreement”);

(ix)                              the certificate of the BPY General Partner and the Property Special LP, of even date herewith, delivered to us for purposes of this opinion, including all schedules and exhibits thereto (the “Certificate”); and

(x)                                 such agreements, documents, and other instruments as we have deemed necessary or appropriate.

In addition, we have examined, and have relied as to matters of fact upon, originals, duplicates, certified or conformed copies of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of BPY and the Property Partnership, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In rendering this opinion, we have assumed that (i) the transactions described in the Prospectus Supplement will be consummated in the manner set forth therein; (ii) the representations made in the Certificate are true, correct, and complete and will remain true, correct, and complete at all times; (iii) any representation set forth in the Certificate qualified by knowledge, intention, belief, or any similar qualification is and will remain true, correct, and complete without regard to such qualification; and (iv) each of BPY, the Property Partnership, and each Fiscally Transparent Subsidiary (as such term is defined in the Certificate) operates and will continue to operate in accordance with certain operating guidelines set forth in such Certificate. In addition, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Prospectus Supplement, we are of the opinion that (i) the statements set forth in the Prospectus Supplement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” insofar as they express conclusions as to the application of United States federal income tax law, represent our opinion as to the matters discussed therein; and (ii) as of the date hereof, each of BPY and the Property Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, in each case as currently in effect and subject to change at any time with retroactive effect. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions, or representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy. No opinion is expressed concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement of BPY on Form F-3 and to the references to our firm under the captions “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” and “LEGAL MATTERS” in the Prospectus Supplement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules thereunder.

Very truly yours,

/s/ Torys LLP